Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-183470, 333-183470-01) of iShares® S&P GSCITM Commodity-Indexed Trust and iShares® S&P GSCITM Commodity-Indexed Investing Pool LLC of our report dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 28, 2013